Exhibit 10.3

November 21, 2017

Mr. E.C. Sykes
366 Buckingham Drive
Venetia, PA 15367

Re: Separation

Dear E.C.:

In order to provide for an orderly transition, this letter agreement is to confirm our understanding regarding your separation from Black Box Corporation (“Black Box”) and its subsidiaries (the “Company”). Reference is hereby made to the Agreement dated February 8, 2016 by and between Black Box and you (“Your Agreement”). Black Box hereby advises you to have this letter agreement, including the Release Agreement (as defined below) attached hereto, reviewed by your attorney.

Accordingly, for good and valuable consideration, intending to be legally bound, and in connection with your pending separation of employment from the Company, Black Box and you agree as follows:

1.    This letter agreement is an amendment to Your Agreement which, except as necessary to give effect to the provisions of this letter agreement, shall remain in full force and effect in accordance with its terms. For avoidance of doubt, you acknowledge and agree that Section 4 (Nondisclosure of Information) and Section 8 (Noncompetion) of Your Agreement remain in full force and effect, except that the Relevant Noncompete Period in Section 8 shall be twelve (12) months from the last date of employment.

2.    You ceased to be the President and Chief Executive Officer of Black Box (“CEO”) effective as of November 16, 2017.

3.    Your employment with the Company will voluntarily end in accordance with Retirement (as defined in Your Agreement) and your Date of Termination (as defined in Your Agreement) will be December 1, 2017 (“Your Retirement Date”). You have offered to be reasonably available to assist the CEO from and after today through December 29, 2017. We appreciate and accept that offer.

4.    For the avoidance of doubt, you agree that (a) in accordance with Section 3(a)(iii) of Your Agreement, the termination of your employment on Your Retirement Date will not entitle you to any additional compensation under Your Agreement, and (b) notwithstanding the foregoing, you and Black Box retain the right to terminate your employment sooner in accordance with the terms of Your Agreement, as modified by this letter agreement.

5.    You resigned from the Board effective November 16, 2017.

6.    You agree to promptly execute and deliver to the Company any and all documents reasonably requested by the Company in order to effect the foregoing resignations.

7.    Your base salary in effect as of the date hereof shall remain your base salary through Your Retirement Date. All of your existing cash and stock incentive awards shall be governed by the terms of their respective agreements and the 2008 Long-Term Incentive Plan (the “Plan”), as the case may be. If you remain employed through Your Retirement Date, you shall be deemed to have retired for purposes of all the awards granted to you under the Plans.

8.    In consideration for Black Box’s willingness to execute this letter agreement and continue your employment through Your Retirement Date, thereby giving you the opportunity to receive additional compensation that you may not otherwise have received, you agree to sign and deliver to the Company an Agreement and General Release in the form attached hereto as Exhibit A (the “Release Agreement”). You agree to sign the Release Agreement on or within 21 days after Your Retirement Date. In consideration for your willingness to execute this letter agreement and continue your employment through Your Retirement Date, and agreeing to be reasonably available to assist the CEO through December 29, 2017, the Company agrees to provide you with the consideration in Section 2 of the Release Agreement, subject to your timely signing and not timely revoking the Release Agreement.

9.    You acknowledge and agree that the Company will be required to file this letter agreement, including Exhibit A hereto, with the Securities and Exchange Commission making such documents available to the public.

10.    Your Agreement and this letter agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions.

11.    Your Agreement, along with this letter agreement, constitute the entire understanding of the parties hereto with respect to the subject matter hereof and may only be amended or modified by written agreement signed by the parties hereto.

12.    The invalidity or unenforceability of any provisions of this letter agreement shall not affect the validity or enforceability of any other provision of this letter agreement, which shall remain in full force and effect.

13.    This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

BLACK BOX CORPORATION

By: /s/ Ronald Basso
Ronald Basso, EVP

Date: November 21, 2017

AGREED TO AND ACCEPTED BY:

/s/ E.C. Sykes
E.C. Sykes

Date: November 21, 2017

AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and among Black Box Corporation and its direct and indirect subsidiaries and affiliates, including but not limited to, Black Box Services Company (collectively hereinafter “Employer” or “Black Box”) and E.C. Sykes, and his heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as “Employee”).

NOW, for good and valuable consideration, the parties agree to and intend to be legally bound by the following:

1.
Last Days of Employment. Employee's last day of employment with Employer was December 1, 2017 (the “Separation Date”). The Employer has or will timely pay the Employee at the rate of the Employee’s regular base salary for the Employee’s work through the Separation Date, less all required tax withholdings and other deductions. Employee also has agreed to be reasonably available to consult with Black Box’s CEO for no additional consideration through December 29, 2017.

2.	Consideration. In consideration for signing this Agreement and in consideration of Employee's adherence to the promises made herein:

(a)
Employer will pay Employee Eight Hundred, Fifty-Four Thousand Dollars ($854,000.00), less all ordinary deductions required by law (“Severance”). The Severance will be payable in a lump sum on or before December 29, 2017, or within two (2) business days of the revocation period set forth in Paragraph 4 (the “Effective Date”), whichever is later.

(b)
Subject to the terms and conditions contained in Section 5 of the Agreement dated February 8, 2016, entitled “Medical Insurance or Similar Benefit Plans”, Employee shall be entitled to the benefits described in that Section 5.

(c)
Except as otherwise provided herein, Employee agrees that neither Employee nor anyone acting on Employee’s behalf will make any claims against Employer for severance benefits (including those under the Agreement dated February 8, 2016), attorneys' fees, costs, interest or any other expenses which may have been incurred.

3.
No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the consideration specified in Paragraph 2 above except for Employee's execution of this Agreement and the fulfillment of the promises contained herein.

4.
Revocation. Employee may revoke this Agreement for a period of seven (7) calendar days following the day Employee executes this Agreement. If Employee chooses to revoke this Agreement, the written notice of revocation should be delivered in person or, if sent by mail, postmarked no later than the 7th day and mailed to: General Counsel, Black Box Corporation, 1000 Park Drive, Lawrence, PA 15055.

5.	General Release.

(a)
In consideration of the severance payment discussed in paragraph 2 of this Agreement, which Employee warrants to be good and valuable consideration for the releases and covenants provided herein, Employee, on behalf of Employee and Employee’s heirs, assigns, and personal representatives, does hereby release and forever discharge Employer, its parent, their affiliates, subsidiaries, divisions, predecessor companies, their successors and assigns, their affiliated and predecessor companies, including but not limited to Black Box (as defined above) and all of their current and former employees, owners, attorneys, shareholders, members, officers, directors and agents and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of any of the aforementioned (collectively referred to throughout the remainder of this Agreement as "Releasees" or the “Released Parties”, and individually, a “Released Party”) from and against all claims, demands, rights, liabilities, causes of action, and grievances, whether statutory or at common law, whether known or unknown, whether accrued or unaccrued, (collectively, the “claims”, and individually, a “claim”) arising out of, or relating in any way to, any acts or omissions done or occurring, in whole or in part, prior to and including the date Employee signed this Agreement, including, but not limited to, all such claims arising out of, or related in any way to, Employee’s employment or termination of employment with Employer. This is a General Release.

(b)
Employee expressly acknowledges and agrees that, to the maximum extent permitted by law, this General Release includes, but is not limited to, Employee’s release of (i) any claims under Title VII of the Civil Rights Act of

1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Equal Pay Act of 1963, the Workers Adjustment and Retraining Notification Act, the National Labor Relations Act, and the Employee Retirement Security Act of 1974, the Family and Medical Leave Act of 1993 (“FMLA”) and the Age Discrimination in Employment Act of 1967 (“ADEA”), including all amendments to any of the aforementioned laws, (ii) any claims related to employee handbooks, personnel policies, and employment-related documents, (iii) any other federal, state, or local laws, decisions, rules, statutes, and regulations pertaining to employment, wrongful dismissal, employment termination, retaliation, harassment, express or implied contract, covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, and defamation, and (iv) any other claim in common law, contract, or tort. This General Release also includes claims arising because of continued effects of any acts or omissions that occurred on or before the date Employee signed this Agreement.

(c)
By signing this Agreement, Employee expressly acknowledges and agrees that, as of the date Employee signed this Agreement, Employee (i) has no reason to believe that Employee has suffered any injuries or occupational diseases arising out of or in connection with Employee’s employment with Employer, other than any such injuries or occupational diseases previously reported to Employer in writing; (ii) has received all wages, benefits, and other remuneration to which Employee was entitled to as an employee of Employer (except for amounts due in the future under the Long Term Incentive Plan or otherwise); (iii) has received all leave to which Employee was entitled under the FMLA and any comparable state or local laws; and (iv) is not aware of any facts or circumstances constituting a violation of the FMLA, the Fair Labor Standards Act (“FLSA”), the Pennsylvania Wage Payment and Collection Law, or any comparable federal, state, or local laws.

(d)
Notwithstanding the foregoing, Employee is not precluded from seeking to enforce any payment obligations or other entitlements specifically provided for under this Agreement, or filing a charge with the U.S. Equal Employment Opportunity Commission (“EEOC”) or a parallel state or local agency or participating in an investigation conducted by the EEOC or a parallel state or local agency, to the maximum extent permitted by law; however, Employee expressly waives Employee’s right to any monetary recovery or any other individual relief in connection with (i) any charge filed with the EEOC or a parallel state or local agency arising out of or related to Employee’s employment and/or the severing of that employment with Employer, or (ii) any claim pursued on Employee’s behalf by any federal, state, or local administrative agency or any other person arising out of or related to Employee’s employment and/or the severing of that employment with Employer. Employee expressly acknowledges and agrees that as of the date that Employee signs this Agreement, Employee has not filed any grievances, claims, complaints, administrative charges, or lawsuits against any of the Released Parties.

6.
Affirmations. Employee represents and agrees by signing below that Employee has not been denied any leave or benefit requested, has received the appropriate pay for all hours worked for Employer and has no known workplace injuries or occupational diseases. Employee affirms that Employee has not filed, nor has Employee caused to be filed, nor is Employee presently a party to any claim, complaint, or action against Releasees in any forum or form. Other than the consideration set forth in Paragraph 2, Employee further affirms that Employee has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses and/or commissions to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses and/or commissions are due to or eligible to be earned by Employee, except as provided in this Agreement.

7.
Governing Law and Interpretation. This Agreement shall be governed by and subject to the laws and exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania. In the event that either party breaches any of the provisions of this Agreement, such party agrees to pay the other party’s reasonable costs of prosecuting such claims, including attorneys' fees and costs.

8.
Return of Employer Property. Employee agrees to return on or prior to the Separation Date, all of Employer's property currently in Employee's possession, other than Employee’s Samsung phone, which Black Box hereby transfers to Employee. Employee has, prior to the Separation Date, transferred all cellular accounts on Employee’s phone to a personal account. Employee acknowledges and agrees that any and all developments, works of authorship, inventions and other works embodying intellectual property rights ("Works") created by Employee, either alone or with others, during the scope of Employee's employment with Employer are owned by Employer. To the extent that a Work is a work of copyright, Employee acknowledges and agrees that the Work is a "work made for hire" under the U.S. Copyright Act. To the extent a Work is not a "work made for hire," Employee transfers and assigns all right, title and interest in and to the Work to Employer and agrees to execute such documents and take such further actions reasonably requested by Employer (and at Employer's expense without additional compensation to Employee) to perfect in Employer the ownership of such Works.

9.	Confidential Information Obligations and Other Agreements.

(a)
Employee acknowledges that, during the course of Employee's employment by Black Box, Employee acquired or developed confidential or proprietary information which could include, in whole or in part and without limitation, information concerning Black Box’s business plans, methodologies, know-how, financial information, technical secrets, customer information, pricing information, supplier information and personal information about Company Team Members such as social security numbers and medical condition (collectively referred to herein as "Confidential Information").

(b)
Employee agrees that: (i) the Confidential Information is Black Box’s property; (ii) prior to Employee's employment by Black Box, Employee had no knowledge of the Confidential Information; (iii) the use, misappropriation or disclosure of the Confidential Information to or for a person or entity other than Black Box would constitute a breach of trust and could cause irreparable injury to Black Box; and (iv) it is essential to the protection of Black Box’s competitive position that the Confidential Information be kept secret and that it not be used for Employee's own advantage or the advantage of others; and (v) Employee will not use or disclose such Confidential Information except for the sole benefit of Black Box.

(c)
Employee previously signed several Non-Compete and Non-Solicit Agreements (the "Non-Competes") and may have signed other agreements relating to non-competition, non-solicitation, inventions, and/or confidentiality. Employee reaffirms Employee's continuing obligations under those agreements and further agrees that nothing in this Agreement undermines or alters Employee's obligations under those agreements. Notwithstanding the foregoing, however, the parties agree that the Employee's termination is not a "Job Elimination" as defined in the Non-Competes.

(d)
Notwithstanding the foregoing, nothing in this Release Agreement prohibits Employee from reporting possible violations of law or regulation to any government agency or entity or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation.  Employee may provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding Employer’s past or future conduct, engage in any future activities protected under the whistleblower statutes and may receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. Solely in connection with such whistleblowing activities, Employee may disclose Confidential Information, in confidence, to a government official or to an attorney to address possible violations of law; provided, however, any such disclosure of Confidential Information must be in good faith and effectuated in a manner that prevents the dissemination of Confidential Information beyond those persons necessary to make the report or filing, such as filing the Confidential Information under seal and otherwise preventing it from being publicly disclosed.  Any permitted disclosure of trade secrets must be made in compliance with 18 U.S.C. §1833, as amended.

10.
Severability. If any term, provision or paragraph of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall be limited to the narrowest possible scope in order to preserve the enforceability of the remaining portions of the term, provision or paragraph, and such determination shall not affect the remaining terms, provisions or paragraphs of this Agreement, which shall continue to be given full force and effect.

11.
Nonadmission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer, or evidence of any liability or unlawful conduct of any kind.

12.
Nondisparagement. The Employee agrees that Employee will not directly or indirectly, make any disparaging statements about the Employer or any Released Party. The Company agrees that Black Box Corporation’s officers and directors will not, directly or indirectly, make any disparaging statements about the Employee. A disparaging statement is any communication, oral or written, which would cause or tend to cause the recipient of the communication to question the business condition, policies, practices, integrity, competence, fairness or good character of the person to whom or entity to which the communication relates.

13.	Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.

14.
Entire Agreement. Except for the separation letter between Black Box Corporation and the Employee dated November 20, 2017 acknowledging and agreeing to the terms and conditions regarding Employee’s termination, no prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Agreement which represents the entire agreement of the parties with respect to the subject matter hereof. To the extent Employee has entered into an enforceable agreement with Employer that contains provisions that are not in direct conflict with provisions in this Agreement, the terms of this Agreement shall not supersede, but shall be in addition to, any other such agreement.

15.
Signatures.     This Agreement may be executed in counterparts, any such copy of which to be deemed an original, but all of which together shall constitute the same instrument. The parties hereto further agree that this Agreement may be delivered via facsimile transmission or via electronic mail (as a PDF file), and that such a signature shall constitute a valid signature. This Agreement may not be executed prior to the Separation Date.

16.
Assignment. Employer and Releasees have the right to assign this Agreement, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Employer, who are intended third party beneficiaries of this Agreement.

EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT, AND SEVEN (7) CALENDAR DAYS TO REVOKE AFTER EXECUTION. EMPLOYEE IS HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF EMPLOYEE'S CHOICE PRIOR TO EXECUTION OF THIS AGREEMENT.
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL RELEASABLE CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.
IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto knowingly and voluntarily executed this Agreement as of the date(s) set forth below:
BLACK BOX CORPORATION        EMPLOYEE
By: ______________________________    _______________________________
E.C. Sykes

Name:     ____________________

Title:     ____________________

Date: _____________________________    Date: __________________________